                                                                 Exhibit 3(ii).1


                                                    [As amended through 4/13/99]


                             THE TJX COMPANIES, INC.



                                     BY-LAWS




                                    ARTICLE I

                          Certificate of Incorporation

         The name, location of the principal office or place of business in the State of Delaware, and the nature of the business or objects or purposes of the corporation shall be as set forth in its certificate of incorporation. These by-laws, the powers of the corporation and of its directors and stockholders, and all matters concerning the management of the business and conduct of the affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the certificate of incorporation; and the certificate of incorporation is hereby made a part of these by-laws. In these by-laws, references to the certificate of incorporation mean the provisions of the certificate of incorporation (as that term is defined in the General Corporation Law of the State of Delaware) of the corporation as from time to time in effect, and references to these by-laws or to any requirement or provision of law mean these by-laws or such requirement or provision of law as from time to time in effect.


                                   ARTICLE II

                         Annual Meeting of Stockholders

         (a) The annual meeting of stockholders shall be held either (i) at 11:00 a.m. on the first Tuesday in June in each year, unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or (ii) at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.

         (b) Except as otherwise fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or a committee appointed by the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II. Such nominations, other than those made by or at the direction of the board of directors or such committee, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the prior year's annual meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including without limitation such person's written consent to being named in the proxy statement as the nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Article II. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         (c) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the prior year's annual meeting. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise solicit proxies from stockholders in support of such proposal. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article II. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                   ARTICLE III

                        Special Meetings of Stockholders

         Except as otherwise required by law and or as fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders may be called only by the chairman of the board, the president, or the board of directors pursuant to a resolution approved by a majority of the entire board of directors. Such call shall state the time, place and purposes of the meeting.


                                   ARTICLE IV

                         Place of Stockholders' Meetings

         The annual meeting of the stockholders, for the annual election of directors and other purposes, shall be held at such place within or without the State of Delaware as the board of directors shall fix for such meeting. Adjourned meetings of the stockholders shall be held at such places and at such times as the board of directors shall fix. Special meetings of the stockholders, and adjourned special meetings of the stockholders, shall be held at such places within or without the State of Delaware and such time as the board of directors shall fix.


                                    ARTICLE V

                        Notice of Stockholders' Meetings

         Except as may be otherwise required by law, by the certificate of incorporation or by other provisions of these by-laws, and subject to the provisions of Article XXII, a written notice of each meeting of stockholders, stating the place, day and hour thereof and the purposes for which the meeting is called, shall be given, at least ten days before the meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears upon the books of the corporation. Such notice shall be given by the secretary, or in case of the death, absence, incapacity or refusal of the secretary, by some other officer or by a person designated by the board of directors.

                                   ARTICLE VI

                        Quorum and Action of Stockholders

         Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

         At any meeting of the stockholders, a quorum for the election of directors or for the consideration of any question shall consist of a majority of the stock issued and outstanding; except in any case where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Stock owned by the corporation, if any, shall not be deemed outstanding for this purpose. In any case any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         When a quorum for the election of any director is present at any meeting, a plurality of the votes properly cast for election to such office shall elect to such office. When a quorum for the consideration of a question is present at any meeting, a majority of the votes properly cast upon the question shall decide the question; except in any case where a larger vote is required by law, by the certificate of incorporation or by these by-laws.


                                   ARTICLE VII

                               Proxies and Voting

         Except as otherwise provided in the certificate of incorporation, and subject to the provisions of Article XXV, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period; and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as provided in Article XXV, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors. Shares of the capital stock of the corporation belonging to the corporation shall not be voted upon directly or indirectly.

         Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, or to give any consent permitted by law, and persons whose stock is pledged shall be entitled to vote, or to give any consent permitted by law, unless in the transfer by the pledgor on the books of the corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon or give any such consent.

         The secretary shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, at the place where said election is to be held, for said ten days, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such election.


                                  ARTICLE VIII

                                     OMITTED


                                   ARTICLE IX

                               Board of Directors

         The whole board of directors shall consist of not less than three nor more than fifteen directors. Within such limits the whole number of directors shall be fixed from time to time, subject to the provisions of Article XXI hereof, by action of the board of directors.

         Except as otherwise fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the corporation shall be fixed from time to time by or pursuant to these by-laws. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, with the term of office of one Class expiring each year. At the annual meeting of stockholders in 1985, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting, with the members of each Class to hold office until their successors are elected and qualified. At each subsequent annual meeting of the stockholders of the Corporation, the successors to the Class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         References in these by-laws to the whole board of directors mean the whole number fixed as herein or in the certificate of incorporation provided, irrespective of the number at the time in office.

         Each newly created directorship resulting from any increase in the number of directors may be filled only as provided in Article XXI for the filling of a vacancy in the office of a director.

         No director need be a stockholder.


                                    ARTICLE X

                        Powers of the Board of Directors

         The board of directors shall have and may exercise all the powers of the corporation; except such as are conferred upon the stockholders by law, by the certificate of incorporation or by these by-laws.

                                   ARTICLE XI

                                   Committees

         The board of directors may at any time and from time to time, by resolution adopted by a majority of the whole board, designate, change the membership of or terminate the existence of any committee or committees, including if desired any executive committee, each committee to consist of two or more of the directors of the corporation. Each such committee shall have such name as may be determined from time to time by resolution adopted by a majority of the whole board of directors and shall have and may exercise such powers of the board of directors in the management of the business and affairs of the corporation, including power to authorize the seal of the corporation to be affixed to all papers which may require it, as may be determined from time to time by resolution adopted by a majority of the whole board. All minutes of proceedings of committees shall be available to the board of directors on its request.

         In the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of such absent or disqualified member.


                                   ARTICLE XII

                       Meetings of the Board of Directors

         Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board may from time to time determine. A regular meeting of the board of directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders.

         Special meetings of the board of directors may be held at any time and at any place either within or without the State of Delaware when called by the chairman of the board (if any), the president, the treasurer or two or more directors, reasonable notice thereof being given to each director by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by the officer or directors calling the meeting, or without call or formal notice if each director then in office is either present or waives notice as provided in Article XXII. In any case it shall be deemed sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person either by telephone or by handing him a written notice at least twenty-four hours before the meeting.


                                  ARTICLE XIII

                         Quorum and Action of Directors

         At any meeting of the board of directors, except in any case where a larger quorum or the vote of a larger number of directors is required by law, by the certificate of incorporation or by these by-laws, a quorum for any election or for the consideration of any question shall consist of a majority of the directors then in office, but in any case not less than two directors; but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the directors present and voting shall be requisite and sufficient for election to any office, and a majority of the directors present and voting shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the certificate of incorporation or by these by-laws.


                                   ARTICLE XIV

                       Consent by Directors or Committees

         To the extent permitted by law, whenever a vote or resolution at a meeting of the board of directors or of any committee thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the certificate of incorporation or of these by-laws, such meeting and such vote or resolution may be dispensed with and such corporate action may be taken without such meeting, vote or resolution, if a written consent to such corporate action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board or of such committee.


                                   ARTICLE XV

                       Chairman of the Board of Directors

         A chairman of the board may be elected annually from among the directors by the board of directors at its first meeting following the annual meeting of the stockholders and shall serve until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is elected, or until he dies, resigns, is removed or replaced or becomes disqualified.

         The chairman of the board (if any) shall preside at all meetings of the stockholders and of the board of directors at which he is present, except that if there is no chairman or in the absence of the chairman, or at the request of the chairman, the president shall preside. The chairman (if any) shall have such other duties and powers as may be designated from time to time by the board of directors.


                                   ARTICLE XVI

                               Officers and Agents

         The officers of the corporation shall be a president, a treasurer, a secretary, and such other officers, if any, as the board of directors may in its discretion elect. The board of directors may delegate to the chief executive officer the authority to appoint assistant vice presidents, assistant treasurers, assistant secretaries and such agents, if any, as he may in his discretion determine to appoint. So far as is permitted by law any two or more offices may be held by the same person. The chief executive officer may appoint such officers of the divisions of the corporation as he in his discretion shall determine, the officers of divisions not being officers of the corporation. Officers of the divisions may also be appointed officers of the corporation by the board of directors or by the chief executive officer as above provided.

         Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer elected by the board of directors or appointed by the chief executive officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the board of directors or the chief executive officer may from time to time designate.

         Officers elected by the board of directors shall be elected annually at its first meeting following the annual meeting of the stockholders. Officers appointed by the chief executive officer shall be appointed annually by the chief executive officer on the day of the annual meeting of the stockholders. Additional officers may be elected by the board of directors or appointed by the chief executive officer at any time.

         Each officer elected by the board of directors shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is elected or appointed and qualified, or until he sooner dies, resigns, is removed or replaced or becomes disqualified. Each officer and agent appointed by the chief executive officer shall retain his authority at the pleasure of the chief executive officer.


                                  ARTICLE XVII

                                    President

         The president shall be the chief executive officer of the corporation with ultimate responsibility for the corporation's planning and operations, both financial and operational subject to the policies and direction of the board of directors.


                                  ARTICLE XVIII

                             Chief Financial Officer

         The chief financial officer is responsible for execution of all financial policies, plans, procedures and controls of the corporation, and the maintenance of books and records with respect thereto, including accounting and treasury functions, internal audit, budgets, borrowings, securities offerings, investments, tax reporting and financial reporting all subject to the control of the board of directors and the president. The chief financial officer shall have such other duties and powers as may be designated from time to time by the board of directors and the president.


                                   ARTICLE XIX

                             Secretary and Treasurer

         The secretary shall record all the proceedings of the meetings of the stockholders and the board of directors, in a book or books to be kept for that purpose, and in his absence from any such meeting a temporary secretary shall be chosen who shall record the proceedings thereof.

         The secretary shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the corporation), an original or duplicate of which shall at all times during the usual hours for business be open to the examination of every stockholder at the principal office of the corporation. The secretary shall have such other duties and powers as may be designated from time to time by the board of directors or by the chief executive officer.

         The treasurer shall be in charge of the funds and valuable papers of the corporation and shall have such other duties and powers as may be designated from time to time by the board of directors, by the chief executive officer or by the chief financial officer.


                                   ARTICLE XX

                            Resignations and Removals

         Any director or officer may resign at any time by delivering his resignation in writing to the president or the secretary or to a meeting of the board of directors, and such resignation shall take effect at the time stated therein, or if no time be so stated then upon its delivery, and without the necessity of its being accepted unless the resignation shall so state. Except as otherwise fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, without cause, only by the affirmative vote of the holders of 66 2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. The board of directors may at any time, by vote of a majority of the directors present and voting, terminate or modify the authority of any agent.


                                   ARTICLE XXI

                                    Vacancies

         Except as otherwise fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the Class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. If the office of any officer becomes vacant, by reason of death, resignation, removal or disqualification, a successor may be elected or appointed by the board of directors by vote of a majority of the directors present and voting. Each such successor officer shall hold office for the unexpired term, and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or replaced or becomes disqualified. The board of directors shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in the whole board, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote, resolution or other action.

                                  ARTICLE XXII

                                Waiver of Notice

         Whenever any notice is required to be given by law or under the provisions of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein or otherwise fixed for the meeting or other event for which notice is waived, shall be deemed equivalent to such notice.


                                  ARTICLE XXIII

                              Certificates of Stock

         Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation; provided, however, that where such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of the president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation, and any such issue and delivery shall be regarded as an adoption by the corporation of such certificate or certificates. Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the board of directors.


                                  ARTICLE XXIV

                           Transfer of Shares of Stock

         Subject to applicable restrictions upon transfer, if any, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the corporation as the owner of shares shall have the exclusive right to receive the dividends thereon and, except as provided in Article VII with respect to stock which has been pledged, to vote thereon as such owner or to give any consent permitted by law, and shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof. It shall be the duty of each stockholder to notify the corporation of his post office address.

                                   ARTICLE XXV

                           Transfer Books; Record Date

         The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or any other of the above mentioned events, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


                                  ARTICLE XXVI

                              Loss of Certificates

         In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms in conformity with law as the board of directors may prescribe.


                                  ARTICLE XXVII

                                      Seal

         The corporate seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the word "Delaware", together with the name of the corporation and the year of its organization, cut or engraved thereon. The corporate seal of the corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                 ARTICLE XXVIII

                               Execution of Papers

         Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the president or by one of the vice presidents or by the treasurer.

                                  ARTICLE XXIX

                                   Fiscal Year

         Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall terminate on the last Saturday in January of each year.


                                   ARTICLE XXX

                                   Amendments

         The board of directors and the stockholders shall each have the power to adopt, alter, amend and repeal these by-laws; and any by-laws adopted by the directors or the stockholders under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders; provided, however, that these by-laws shall not be altered, amended or repealed by action of the stockholders, and no by-law shall be adopted by action of the stockholders, without the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.